UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________________
FORM 8-K
_____________________________
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2014

Commission File Number	Exact Name of Registrant as Specified in its Charter, State of Incorporation, Address of Principal Executive Offices and Telephone Number	IRS Employer Identification No.
1-11607	DTE Energy Company (a Michigan corporation) One Energy Plaza Detroit, Michigan 48226-1279 313-235-4000	38-3217752

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Annual Incentive Plan

On February 5, 2014, the Organization and Compensation Committee of the Board of Directors of DTE Energy Company approved 2014 performance measures, weightings and metrics under the Company's Annual Incentive Plan ("AIP"). Gerard M. Anderson, David E. Meador, Steven E. Kurmas, Gerardo Norcia and Bruce D. Peterson are the Company's "named executive officers" disclosed in our 2013 proxy statement. The following table summarizes the annual measures for 2014 under the AIP for Messrs. Anderson, Kurmas, Meador and Peterson in determining their total annual incentive award:

Measures	Weight

DTE Energy Adjusted Earnings Per Share	25%
DTE Energy Adjusted Cash Flow	25%
Customer Satisfaction Index	8%
Customer Satisfaction Improvement Program Index	6%
Michigan Public Service Commission ("MPSC") Customer Complaints	4%
Employee Engagement-Gallup	8%
OSHA Recordable Incident Rate ("RIR")	4%
National Safety Council ("NSC") Barometer Survey Results Improvement	4%
Utility Operating Excellence Index	16%

The following tables summarize the annual measures for 2014 under the AIP for Mr. Norcia in determining his total annual incentive award:

Measures	Weight
DTE Energy Adjusted Earnings Per Share	10%
DTE Electric Company ("DTE Electric") Adjusted Net Income	14%
Gas Storage and Pipelines ("GSP") Adjusted Net Income	10.5%
DTE Electric Adjusted Cash Flow	14%
GSP Adjusted Cash Flow	6%
Customer Satisfaction Index	5.6%
Customer Satisfaction Improvement Program Index	4.2%
MPSC Customer Complaints	2.8%
Employee Engagement-Gallup DTE Electric	5.6%
DTE Electric OSHA Recordable Incident Rate ("RIR")	2.8%
DTE Electric NSC Barometer Survey Results	2.8%
Electric Distribution Reliability	4.2%
Fossil Power Plant Reliability	3.5%
Nuclear Power Plant Reliability	3.5%
GSP New Project Development	10.5%

Based on market comparisons, each officer position is assigned a target award expressed as a percentage of base salary. Targets for these officers range from 60% to 100%, including the Chairman and Chief Executive Officer. Award amounts paid to each officer are determined as follows: (1) the executive's most recent year-end base salary is multiplied by an AIP target percentage to arrive at the target award; (2) the overall performance payout percentage, which can range from 0% to 175%, is determined based on final results compared to threshold, target and maximum levels for each objective; (3) the target award is then multiplied by the performance payout percentage to arrive at the calculated award; and (4) the calculated award is then adjusted by an individual performance modifier (assessment of an individual executive's achievements for the year), which can range from 0% to 150%, to arrive at the final award.

Long-Term Incentive Plan

On February 5, 2014, the Organization and Compensation Committee of the Company's Board of Directors approved 2016 performance measures, weightings and metrics for executive officers under the DTE Energy Company 2006 Long Term Incentive Plan ("LTIP"). The LTIP, which was approved by our shareholders, rewards long-term growth and profitability by providing a vehicle through which officers, other key employees and outside directors may receive stock-based compensation. Stock-based compensation directly links individual performance with shareholder interests. Based on market comparisons, each officer position is assigned a target award expressed as a percentage of base salary. The target award may be modified by the Organization and Compensation Committee and is then delivered in the form of restricted stock, stock options and performance shares. Targets for these officers range from 135% to 340%, including the Chief Executive Officer.

Performance shares: Performance shares entitle the executive to receive a specified number of shares, or a cash payment equal to the fair market value of the shares, or a combination thereof, depending on the level of achievement of performance measures. The performance measurement period for the 2016 award is January 1, 2014 through December 31, 2016. Payments earned under the 2016 award can range from 0% to 200% of target, based upon achievement of performance measures. The two measures and weightings for Messrs. Anderson, Meador, Kurmas and Peterson are: (1) total shareholder return vs. total shareholder return of peer group companies (80%), and (2) ratio of funds from operations to debt (20%). The five measures and weightings for Mr. Norcia are: (1) total shareholder return vs. total shareholder return of peer group companies (54%), (2) ratio of funds from operations to debt (17%) and (3) DTE Electric 3 year average return on equity (14%), (4) GSP 3 year average net income (12%), and (5) GSP 3 year average return on invested capital (3%).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Date: February 7, 2014

DTE ENERGY COMPANY (Registrant)

/s/LARRY E. STEWARD Larry E. Steward Senior Vice President